Exhibit 99.10
Combined Pro Forma Presentation for Texas Genco LLC’s Statement of Operations for the Nine Months Ended September 30, 2005

	Nine Months Ended September 30, 2005 (unaudited)
	Historical								Pro Forma
	Texas Genco	Texas Genco	Pro Forma						Combined Texas
(in thousands)	Holdings (A)	LLC	Adjustments			Reclassifications			Genco LLC
Operating Revenues

Revenues from majority-owned operations	$61,593	$1,999,827	$(61,593)	(B	)	$—			$1,999,827
Operating Costs and Expenses
Cost of majority-owned operations	—	—	—			1,306,275	(F	)	1,306,275
Fuel and purchased power expense	5,687	912,907	(61,593)	(C	)	(857,001)	(F	)	—
Operations and maintenance	35,026	329,432	—			(364,458)	(F	)	—
Depreciation and amortization	5,165	253,398	4,757	(D	)	(116,592)	(G	)	146,728
Taxes other than income taxes	3,467	34,789	—			(38,256)	(F	)	—
General, administrative and development	—	—	—			70,032	(H	)	70,032
Other charges (credits)
Net gain on sale of assets	—	(28,356)	—			—			(28,356)

Total operating costs and expenses	49,345	1,502,170	(56,836)			—			1,494,679

Operating Income	12,248	497,657	(4,757)			—			505,148
Other Income (Expense)
Other income, net	1,145	3,129	—			—			4,274
Interest expense	(763)	(134,306)	(6,654)	(E	)	—			(141,723)

Total other expense	382	(131,177)	(6,654)			—			(137,449)

Income From Continuing Operations
Before Income Taxes	12,630	366,480	(11,411)			—			367,699
Income Tax Expense	3,514	20,552	—			—			24,066

Income From Continuing Operations	$9,116	$345,928	$(11,411)			$—			$343,633

Footnotes to Pro Forma Combined Texas Genco LLC’s Statement of Operations for the nine months ended September 30, 2005
On December 15, 2004, pursuant to a Transaction Agreement dated July 21, 2004, Texas Genco LLC acquired from Texas Genco Holdings, Inc., an indirect subsidiary of CenterPoint Energy, Inc., in a merger transaction Texas Genco II, LP and Texas Genco Services, LP. These entities contained assets and liabilities which related primarily to coal, lignite, oil and natural gas fired generation and certain immaterial assets unrelated to the generation business (“Initial Acquisition”).
On April 13, 2005, a wholly owned subsidiary of Texas Genco LLC merged with and into Texas Genco Holdings, Inc. As a result of this merger, which we refer to as the “Nuclear Acquisition,” Texas Genco Holdings, Inc. became a wholly owned subsidiary of Texas Genco LLC and Texas Genco LLC thereby indirectly acquired Texas Genco Holdings, Inc.’s assets and liabilities, including its 30.8% undivided interest in STP.
For further descriptions of explanations of the transactions please see Note (1)(c) of Texas Genco LLC financial statements as of December 31, 2004 filed as Exhibit 99.03 to this current report on Form 8-K and Note 3 of Texas Genco LLC financial statements as of September 30, 2005 filed as Exhibit 99.01 to this current report on Form 8-K.

(A)	Reflects the results of operations for Texas Genco Holdings, Inc. for the period from January 1 through April 13, 2005.

(B)	Elimination of Texas Genco Holdings, Inc. revenues of 2005 sales to Texas Genco

(C)	Elimination of Texas Genco Holdings, Inc. costs of 2005 sales to Texas Genco

(D)	Reflects additional depreciation expense for stepped-up basis of all depreciable assets acquired from Texas Genco Holdings, Inc of $7.8 million less Texas Genco Holding, Inc.’s actual depreciation of $5.2 million.

Additional depreciation expense from Texas Genco Holdings, Inc. acquisition	$7,800
Amortization of STP ‘s forward sales contracts	2,200
Texas Genco Holding, Inc.’s actual recorded depreciation	(5,243)

Total	$4,757

(E)	Adjustments to reflect interest expense of $6.7 million on long term financing arrangements for the first 103 days before the Nuclear Acquisition on April 13, 2005.

(F)	These amounts represent the reclassification of Texas Genco presentation to coincide with NRG’s presentation of its Statement of Operations. NRG includes the following expenses within its Cost of Majority Owned Operations — Fuel and purchased power expense, Operations and maintenance, Taxes other than income taxes and amortization of emission credits and contracts. Also, NRG separates its General & Administrative expense from other operating expenses.

(G)	Reclassification of Texas Genco Amortization expense to coincide with NRG presentation of its Statement of Operations.

(H)	Reclassification of Texas Genco General & Administrative expenses to coincide with NRG presentation of its Statement of Operations.